                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-8 of our report dated February 14, 1997, except for Note 12, as to which the date is March 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of BHC Financial, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in Fiserv, Inc.'s Annual Report on Form 10-K which is incorporated by reference in this registration statement.



PRICEWATERHOUSECOOPERS LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania

September 25, 1998


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